UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ALLIANCEBERNSTEIN INCOME FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The AllianceBernstein Income Fund, Inc. (the "Fund") included disclosure in the section containing management's discussion of Fund performance in its annual report to stockholders dated December 31, 2013 (the "Annual Report") regarding a proposal being submitted for stockholder approval at the Fund's Annual Meeting of Stockholders on March 27, 2014.  An excerpt from the Annual Report containing this disclosure is set forth below.

The Fund normally invests at least 80% of its net assets in income-producing securities. The Fund's Board recently approved, and submitted for shareholder approval at the Fund's Annual Meeting of Stockholders on March 27, 2014, a proposal to eliminate the Fund's fundamental policy to invest at least 65% of its assets in U.S. government securities and repurchase agreements relating to such securities. The Board also approved changes to certain non-fundamental policies of the Fund, including eliminating a policy limiting investments in foreign government securities to 35% of the Fund's assets. Details including the rationale for the changes in investment policies are set forth in the Fund's Proxy Statement dated February 20, 2014.